FOR IMMEDIATE RELEASE
February 1, 2005
Telephone: 609-561-9000
Investor Relations Contact:  Stephen Clark x4260
Public Relations Contact: Joanne Brigandi x4240

         SJI Delivers 24% Increase in Income from Continuing Operations
               Posts Record Earnings for a Sixth Consecutive Year

[Folsom, NJ] - Today, South Jersey Industries (NYSE: SJI) announced record earnings from continuing operations for 2004 of $43.0 million, an increase from $34.6 million posted in 2003. Earnings per share from continuing operations for 2004 totaled $3.11 per share compared with $2.73 per share for the prior year period, a 14% increase. Included in 2004's results was a benefit of $0.12 per share related to the buyout of a long-term gas delivery contract by a utility customer, offsetting a charge of $0.06 per share related to an early retirement incentive program offered to employees. Factoring out both of these non-recurring items, SJI's EPS for 2004 was $3.05 per share. Both utility and non-utility business lines contributed to SJI's earnings growth.

"2004 marks another year of providing our shareholders significant earnings and dividend growth," said SJI President & CEO Edward Graham. "Importantly, many of the past year's accomplishments not only benefited SJI's 2004 performance, but positioned the company well for 2005 and beyond." SJI's stated goal is to provide shareholders with average long-term earnings per share growth of at least 6% to 7%.

For the year, stock price appreciation, combined with dividends paid in 2004, provided SJI shareholders with a total return of 34% on their investment. For the 5-year period ending December 31, 2004, SJI's investors enjoyed an 18% annualized total return, which compares very favorably to the 4% and negative 2% returns from the S&P Utility Index and S&P 500 Index, respectively. Recognizing that dividends paid are an important piece of a shareholder's total return, SJI boosted its dividend by almost 5% to an annualized $1.70 per share during the fourth quarter of 2004. That increase was consistent with SJI's dividend policy of 3% to 6% annual dividend increases.

Highlights For 2004 Include:
Utility Business Produces Record Performance: South Jersey Gas' net income of $31.5 million in 2004 was 18% higher than last year's level of $26.6 million.

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SJI ADD 1

Key contributing factors to the improvement for the year were new base rates established in July, customer growth, and lower interest and depreciation expenses. Operating highlights include:

        o Performance Benefits from New Base Rates. The July 2004 settlement of SJG's first base rate case since 1997 benefited net income by $5.3 million in the second half of 2004. A reduction to depreciation expense rates obtained in the rate case accounted for almost $1.4 million of that improvement. Partially offsetting the benefit of the new utility rates was a change in the formula under which SJG shares income from off-system sales with rate payers. "Off-system sales" refer to those sales of gas supply or storage assets that a utility does not need to use to serve its customers at that particular time. The formula change reduced the net income SJG derived from off-system sales by $3.5 million in the fourth quarter of 2004 compared with the same period in 2003.

        o Customer Growth Rate Hits 3% for 2004. South Jersey Gas added 9,017 customers during 2004, for a total of 313,579. The utility's growth of 3.0% continues to be well above the national average of 1.8%. The growth rate is also the highest of any gas utility in New Jersey. Dynamic economic development in our service area, aided by a continuing stream of conversions from electricity and oil heat, should help SJG to continue the strong growth trend in 2005. These new customers will add approximately $1.9 million to gross margin on an annualized basis.

        o Weather was 5.8% Warmer in 2004 than 2003. SJG's performance was even more impressive as weather for 2004 was warmer than the prior year, negatively impacting net income by $1.2 million. SJI's Temperature Adjustment Clause protected $200,000 of income from the impact of higher temperatures.

        o Interest Expense Declined in 2004. SJG realized an $800,000 after tax reduction in interest expenses in 2004 primarily due to the refinancing during 2003 and 2004 of higher priced, fixed rate, long-term debt securities with lower cost debt. SJG's embedded cost of long-term debt has declined from 7.89% at the end of 2002 to 6.35% at December 31, 2004.

        o New Labor Agreements Completed. SJG came to agreement with its largest bargaining units during the fourth quarter of 2004 on a new 4-year contract. A nearly unanimous ratification vote provided cost certainty to the company and our employees on

                                     SJI-2

SJI ADD 2
                  key issues such as health care and established the framework for a performance incentive program at all levels of the company. The agreement, which was reached two months prior to the expiration of the existing contract, also provided SJG with significant opportunities for future cost savings and additional operational flexibility.

        o Non-recurring Charge and Benefit: As a result of the labor agreement, SJI was able to offer an early retirement incentive program company-wide beginning in the fourth quarter. The net income impact recognized in association with that program totaled $800,000, resulting in a $0.06 reduction in SJI's earnings per share for 2004. SJG's portion of the impact was $700,000. That charge was more than offset by $1.6 million of income derived from the buy-out by one of SJG's customers of their obligations under a long-term energy contract. The benefit, which was announced previously, was worth $0.12 per share for 2004.


Non-Utility Income Contribution Jumps 45% Percent: Non-Utility operations accounted for 27% of SJI's 2004 earnings, increasing to $11.5 million from $7.9 million in 2003. Improved performance at our on-site energy project development business and our retail gas and electric marketing business produced most of the improvement. Operating highlights include:

        o         Marina Energy Delivered $2.6 million to SJI's Bottom Line.
                  This represented a $1.4 million increase compared with 2003. The major contributor to that improvement was a full year of operations at our thermal energy plant in Atlantic City, N.J. and two other energy projects. Growth prospects for our on-site energy project business remain bright as Marina is currently in discussions on a number of other energy projects.

        o SJE Boosts Income Contribution by 64% for 2004. South Jersey Energy experienced strong performance in its retail gas and electric marketing activities during the year, with net income increasing to $5.3 million from $3.2 million in 2003. The majority of that performance came from higher customer levels experienced during the first half of the year; bulk sales of natural gas; commercial customer growth outside of southern New Jersey; and industrial and institutional electricity sales.

        o Wholesale Gas Marketing Profits Grow by 7%. Record volumes of gas marketed, and profits made from providing fuel management services helped South Jersey Resources Group grow net income

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SJI ADD 3

                  from continuing operations by over $200,000, to $3.3 million, compared with 2003. SJRG also has contracted to increase its natural gas storage capacity by an additional 2.1 billion cubic feet, bringing total storage capacity under contract to
                  4.8 billion cubic feet.

        o Appliance Service Business Expands. Since September 2004, all of SJI's appliance service, appliance warranty contracts and HVAC installation activities have been combined within South Jersey Energy Service Plus. On a combined basis, these businesses contributed $1.1 million to bottom line in 2004, compared with $800,000 in 2003. Service contract sales and higher HVAC installation activity accounted for most of the improvement.

Balance Sheet Improvement Continues: SJI's efforts to strengthen its balance sheet continue to materialize. The company's equity-to-capitalization ratio, inclusive of short-term debt, improved to 44.6% at the end of 2004 from 41.0% at the end of 2003. SJI's leverage typically peaks due to seasonal working capital needs in the fourth quarter. SJI projects maintaining an equity-to-capitalization ratio at an annualized average of 45% to 50% going forward. A strong balance sheet permits us to maintain the financial flexibility necessary to take advantage of the many growth opportunities present at SJI's utility and non-utility operations.

Webcast and Conference Call Details
South Jersey Industries' President and CEO, Edward J. Graham, will be hosting an open conference call and webcast to discuss the company's 2004 fiscal year earnings on Tuesday, February 1, 2005 at 2:00 p.m. EST. To participate in the conference call, dial 1- 800-561-2693, approximately 10 minutes ahead of the scheduled time and provide the pass code of 98284918.

To listen to a live webcast, simply visit the South Jersey Industries website at http://www.sjindustries.com, click on Investors and then click on the webcast icon. A recorded version of the webcast will be available at SJI's website following the call. entering the code: 36687846. SJI encourages shareholders, media and members of the financial community to attend the conference call and/or listen to the webcast.

A rebroadcast of the conference call will also be available by calling 1-888-286-8010 and South Jersey Industries (NYSE: SJI) is an energy services holding company for South Jersey Gas, South Jersey Energy, South Jersey Resources Group, South Jersey Energy Service Plus and Marina Energy. Visit http://www.sjindustries.com for more information about SJI and its subsidiaries.
                                       ###


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                                     SJI-4


SOURCE:         DAVID A. KINDLICK                                  609-561-9000
                STEPHEN H. CLARK
COMPANY NAME:   SOUTH JERSEY INDUSTRIES, INC.
MARKET:         N
STOCK SYMBOL:   SJI


                 SOUTH JERSEY INDUSTRIES, INC. AND SUBSIDIARIES
                         COMPARATIVE EARNINGS STATEMENTS
                    (In Thousands Except for Per Share Data)
                                    UNAUDITED
                                                       Three Months Ended
                                                           December 31,
                                                --------------------------------
                                                     2004              2003
                                                --------------    --------------
Operating Revenues:
      Utility                                       $ 154,079         $ 150,107
      Nonutility                                       91,383            70,537
                                                --------------    --------------

          Total Operating Revenues                    245,462           220,644
                                                --------------    --------------

Operating Expenses:
      Cost of Gas Sold - Utility                      103,478           100,520
      Cost of Sales - Nonutility                       79,474            63,761
      Operation and Maintenance                        30,314            29,355
      Energy and Other Taxes                            3,267             3,296
                                                --------------    --------------

Operating Income                                       28,929            23,712
                                                --------------    --------------

Other Income and Expense:
      Equity in Affiliated Companies                      210               237
      Other                                               (57)              181
                                                --------------    --------------

          Total Other Income and Expense                  153               418
                                                --------------    --------------

Interest Charges  *                                     5,498             5,501

Income Taxes                                            9,428             7,251
                                                --------------    --------------

Income from Continuing Operations                      14,156            11,378

Discontinued Operations  -  Net                          (214)              (46)

Cumulative Effect of a Change in
      Accounting Principle - Net                            -                 -
                                                --------------    --------------

Net Income Applicable to Common Stock                $ 13,942          $ 11,332
                                                ==============    ==============

Basic Earnings Per Common Share (Based on
  Average Basic Common Shares Outstanding):
      Continuing Operations                            $ 1.02            $ 0.87
      Discontinued Operations  - Net                    (0.02)                -
      Cumulative Effect of a Change in
          Accounting Principle - Net                        -                 -
                                                --------------    --------------

Basic Earnings Per Common Share                        $ 1.00            $ 0.87
                                                ==============    ==============

Average Common Shares Outstanding - Basic              13,847            13,000

Diluted Earnings Per Common Share (Based on
  Average Diluted Common Shares Outstanding):
      Continuing Operations                            $ 1.01            $ 0.87
      Discontinued Operations  - Net                    (0.01)            (0.01)
      Cumulative Effect of a Change in
          Accounting Principle - Net                        -                 -
                                                --------------    --------------

Diluted Earnings Per Common Share                      $ 1.00            $ 0.86
                                                ==============    ==============

Average Common Shares Outstanding - Diluted            13,968            13,109

                                                      Twelve Months Ended
                                                         December 31,
                                                --------------------------------
                                                     2004              2003
                                                --------------    --------------
Operating Revenues:
      Utility                                       $ 489,583         $ 487,678
      Nonutility                                      324,128           209,142
                                                --------------    --------------

          Total Operating Revenues                    813,711           696,820
                                                --------------    --------------

Operating Expenses:
      Cost of Gas Sold - Utility                      325,154           332,463
      Cost of Sales - Nonutility                      287,714           184,992
      Operation and Maintenance                        98,105            89,492
      Energy and Other Taxes                           11,999            12,030
                                                --------------    --------------

Operating Income                                       90,739            77,843
                                                --------------    --------------

Other Income and Expense:
      Equity in Affiliated Companies                      901               786
      Other                                               985               136
                                                --------------    --------------

          Total Other Income and Expense                1,886               922
                                                --------------    --------------

Interest Charges  *                                    20,573            20,616

Income Taxes                                           29,079            23,596
                                                --------------    --------------

Income from Continuing Operations                      42,973            34,553

Discontinued Operations  -  Net                          (680)             (774)

Cumulative Effect of a Change in
      Accounting Principle - Net                            -              (426)
                                                --------------    --------------

Net Income Applicable to Common Stock                $ 42,293          $ 33,353
                                                ==============    ==============

Basic Earnings Per Common Share (Based on
  Average Basic Common Shares Outstanding):
      Continuing Operations                            $ 3.14            $ 2.75
      Discontinued Operations  - Net                    (0.05)            (0.06)
      Cumulative Effect of a Change in
          Accounting Principle - Net                        -             (0.03)
                                                --------------    --------------

Basic Earnings Per Common Share                        $ 3.09            $ 2.66
                                                ==============    ==============

Average Common Shares Outstanding - Basic              13,691            12,559

Diluted Earnings Per Common Share (Based on
  Average Diluted Common Shares Outstanding):
      Continuing Operations                            $ 3.11            $ 2.73
      Discontinued Operations  - Net                    (0.05)            (0.06)
      Cumulative Effect of a Change in
          Accounting Principle - Net                        -             (0.03)
                                                --------------    --------------

Diluted Earnings Per Common Share                      $ 3.06            $ 2.64
                                                ==============    ==============

Average Common Shares Outstanding - Diluted            13,798            12,658

* Net of rate recovery of carrying costs on certain unrecovered fuel and environmental remediation expenses.